Exhibit 10.20

FI N° 25.350

Serapis N° 20080700

Autoliv Safety Systems R&D

RSFF

(France, Germany and Sweden)

Deed of Guarantee and Indemnity

between

European Investment Bank

and

Autoliv Inc.

Stockholm, 17 December 2009

Luxembourg, 18 December 2009

MADE BETWEEN:

European Investment Bank having its Head Office at 100, boulevard Konrad Adenauer, Luxembourg-Kirchberg, Grand Duchy of Luxembourg,

hereinafter called: the “Bank”

of the first part,

Autoliv Inc., a corporation incorporated in Delaware, USA, having its business office at Klarabergsviadukten 70, SE 111 64, Stockholm, Sweden,

hereinafter called: the “Guarantor”

of the second part.

WHEREAS:

•

By an agreement (the “Finance Contract”) dated on or about 17 December 2009 and made between the Bank and Autoliv AB (publ) (the “Borrower”) and the Guarantor, the Bank has agreed to establish in favour of the Borrower a credit equivalent to EUR 225 million;

•

The obligations of the Bank under the Finance Contract are conditional upon the prior execution and delivery by the Guarantor of a guarantee of performance by the Borrower of its financial obligations under the Finance Contract;

•

The board of directors of the Guarantor has determined that the issue of a guarantee of the Borrower’s financial obligations is a transaction in the interests of the Guarantor and has approved the terms of this Deed of Guarantee and Indemnity (this “Guarantee”) and has authorised the signatory/signatories to execute it on that Guarantor’s behalf (Annex I); and

•	The Borrower is indirectly a 100% owned subsidiary of the Guarantor and the Guarantor is the ultimate parent company of the Autoliv group of companies;

NOW THEREFORE it is hereby agreed as follows:

ARTICLE 1

Finance Contract

The Guarantor, in its respective capacity as guarantor, acknowledges notice of the provisions of the Finance Contract.

Terms defined in the Finance Contract shall have the same meaning when used herein.

ARTICLE 2

Guarantee

2.01	Payment

In consideration of the credit established by the Bank under the Finance Contract, the Guarantor hereby guarantees the payment of all Guaranteed Sums. The Guarantor undertakes that, if the Borrower should fail to pay any Guaranteed Sum to the Bank, whether upon the normal due date, upon acceleration or otherwise unless such failure is caused by a technical or administrative error and payment is made within 3 (three) Business Days after the due date, the Guarantor shall pay the sum in question to the Bank as if it had been the principal obligor (“surety”), in the currency specified in the Finance Contract and to the account specified in the demand.

For the purposes of this Guarantee a “Guaranteed Sum” means any principal, interest, commission, indemnity, liquidated damages, charge, expense or other sum which is expressed to be payable from time to time by the Borrower to the Bank under or pursuant to the Finance Contract and any other sum due from time to time by the Borrower in connection with any advance or credit extended under the Finance Contract.

The Guarantor further agrees and undertakes to pay interest to the Bank at the rate and on the terms specified in the Finance Contract for payment of overdue sums on all sums demanded under this Guarantee from the date of the Bank’s demand until the date of receipt of such sum by the Bank.

2.02	Nature of the Guarantor’s Liability

The obligations of the Guarantor hereunder are those of a primary obligor and not merely those of a surety. They shall not be impaired or discharged by reason of:

(a)	illegality, invalidity or unenforceability in or of the terms of the Finance Contract or any other security for the Borrower’s obligations thereunder;

(b)	disability, incapacity or change in status or constitution of the Borrower, the Bank or any other party;

(c)	liquidation or insolvency of the Borrower or any other party;

(d)	time or other indulgence granted by the Bank or any arrangement entered into or composition accepted by the Bank, varying the rights of the Bank under the Finance Contract or any security arrangement;

(e)	forbearance or delay on the part of the Bank in asserting any of its rights against the Borrower under the Finance Contract; or

(f)	any circumstance, other than actual payment of a Guaranteed Sum, which might otherwise discharge or diminish the obligations of the Guarantor.

2.03	Indemnity

As a continuing obligation additional to and separate from those set out in Articles 2.01 and 2.02, and without prejudice to the validity or enforceability of those obligations, the Guarantor unconditionally and irrevocably undertakes that, if any Guaranteed Sum should not be recoverable from the Guarantor under Article 2.01 for whatsoever reason, and whether or not the reason may have been known to the Bank at any material time, the Guarantor shall, upon first written demand by the Bank, and as if it was a sole and independent obligor, compensate the Bank by way of a full indemnity for all loss resulting from the failure of the Borrower to make payment of any Guaranteed Sum in the amount and currency provided for by or pursuant to the Finance Contract, whether upon the normal due date, upon acceleration or otherwise.

2.04	Continuing Security

This Guarantee is a continuing Guarantee and shall endure until all Guaranteed Sums have been fully paid or discharged. No payment or discharge which may be avoided under any enactment relating to insolvency, no payment or discharge made or given which is subsequently avoided and no release, cancellation or any such discharge of this Guarantee given or made on the faith of any such payment or discharge shall constitute discharge of the Guarantor under this Guarantee or prejudice or affect the Bank’s right to recover from the Guarantor to the full extent of this Guarantee. The original(s) of this Deed of Guarantee and Indemnity which are in the possession of the Bank shall remain the property of the Bank after any release, cancellation or discharge of this Guarantee.

2.05	Application of Payments

Any money received in connection with this Guarantee may be placed by the Bank to the credit of a suspense account with a view to preserving the right of the Bank to prove for the whole of the claims against the Borrower or may be applied by the Bank in or towards satisfaction of such of the Guaranteed Sums as the Bank in its absolute discretion may from time to time determine; provided, however, that if any such money, being freely disposable by the Bank, is not applied towards satisfaction of the Guaranteed Sums for which payment of the money was made hereunder, the Guarantor’s responsibility in respect of the Guaranteed Sums shall be discharged to the extent of such payment.

For the avoidance of doubt, the Bank will not charge the Guarantor interest at the rate and on the terms specified in the Finance Contract for payment of overdue sums on any amount received in connection with this Guarantee, placed by the Bank to the credit of a suspense account, and which are applied towards satisfaction of the Guaranteed Sums.

2.06	Covenants of the Guarantor

The Guarantor agrees that until all the Guaranteed Sums have been fully paid or discharged:

(a)	it shall not seek to enforce any obligation owed to it by the Borrower which arises by virtue of the discharge by it of its obligations hereunder;

(b)	it shall pay to the Bank all dividends in liquidation or otherwise received by it from or for the account of the Borrower in respect of any obligation referred to in indent (a) above; the Bank shall apply such sums to reduce the outstanding Guaranteed Sums in such sequence as it may decide; and

(c)	it shall not exercise any right of subrogation to the rights of the Bank under the Finance Contract or any security granted in connection therewith.

2.07	Acknowledgement

The Guarantor acknowledges: (i) that it has entered into this Guarantee on the basis of its own assessment of the Borrower and any security provided, and (ii) that it has not been induced to enter into this Guarantee by any representation made by the Bank. The Bank is not obliged to report to the Guarantor on the financial position of the Borrower or on any security provided, if any. The Bank shall have no liability for granting or disbursing the Loan, for cancelling or not cancelling the credit or for demanding or not demanding prepayment under the Finance Contract.

ARTICLE 3

Enforcement of Guarantee

3.01	Certificate Conclusive

Subject to Article 2.01, a certificate of the Bank as to any default by the Borrower in the payment of any Guaranteed Sum as set out in Article 10.01 of the Finance Contract shall, in the absence of manifest error, be conclusive against the Guarantor.

3.02	Guarantor’s Obligations Unconditional

The Guarantor undertakes to pay all sums due hereunder in full, free of set-off or counterclaim. This Guarantee may be enforced by the Bank upon provision of a statement of the reason for the demand. The Bank shall not be obliged to take any action against the Borrower or to have recourse to any other guarantee as a condition precedent to the enforcement by the Bank of this guarantee.

3.03	Guarantor’s Option

Where the Bank makes any demand hereunder, the Guarantor may pay to the Bank all outstanding Guaranteed Sums, including sums arising under Article 4.02 of the Finance Contract, in settlement of its obligations hereunder. If the Guarantor makes such payment, the Bank shall, upon the request and at the expense of the Guarantor, assign to the Guarantor the Bank’s rights under the Finance Contract and under any security therefor.

ARTICLE 4

Amendment to the Finance Contract

The Bank may agree to any amendment or variation to the Finance Contract if:

(a)	the amendment or variation does not increase the amounts payable by the Guarantor under this Guarantee or change the conditions under which such amounts are payable; or

(b)	the amendment or variation consists in the extension of time for payment of a Guaranteed Sum of up to three months; or

(c)	the Guarantor has given its prior written consent to the amendment or variation, provided that such consent may not unreasonably be refused or delayed.

ARTICLE 5

Taxes, Charges and Expenses

The Guarantor shall bear its own costs of execution and implementation of this Guarantee and, without prejudice to the terms of Article 2, shall indemnify the Bank against all:

(a)	taxes and fiscal charges, legal costs and other expenses incurred by the Bank in the execution or implementation of this Guarantee; and

(b)	losses, charges and expenses to which the Bank may be subject or which it may properly incur under or in connection with the recovery from any person of sums expressed due under or pursuant to the Finance Contract.

Furthermore the Guarantor shall make payments hereunder without withholding or deduction on account of tax or fiscal charges.

ARTICLE 6

Law and Jurisdiction

6.01	Law

This Guarantee, its formation and its validity shall be governed by and construed in all respects in accordance with the laws of England.

6.02	Jurisdiction

The parties hereto submit to the jurisdiction of the Courts of England and all disputes concerning this Guarantee shall be submitted to such court.

The Bank appoints The Securities Management Trust Limited of 8 Lothbury London EC2R 7HH to be its attorney for the purpose of accepting service on its behalf of any writ, notice, order, judgement or other legal process.

The Guarantor appoints Autoliv Holdings Limited of 44 Welbeck Street London W1G 8DY to be its attorney for the purpose of accepting service on its behalf of any writ, notice, order, judgment or other legal process.

6.03	Invalidity

If any provision hereof is invalid, such invalidity shall not prejudice any other provision hereof.

6.04	No assignment

The Guarantor shall not assign all or any part of its rights or benefits under this Guarantee.

ARTICLE 7

Final Clauses

7.01	Notices

Notices and other communications given hereunder (other than such as arise out of litigation) to the Guarantor or to the Bank shall be sent out by facsimile, telex, telegram, registered letter or letter with recorded delivery addressed to it at its address set out below or at such other address as it shall have previously notified to the other in writing as its new address for such purpose:

• For the Bank:	Attention: Ops A
100 boulevard Konrad Adenauer
L-2950 Luxembourg
Facsimile no. +352 4379 63697

• For the Guarantor:	Attention: Treasurer
World Trade Center
Klarabergsviadukten 70
Box 703 81
SE – 107 24 Stockholm
Sweden
Facsimile no.: +46 8 24 44 93

7.02	Recitals and Annexes

The Recitals form part of this Guarantee.

The following Annex is attached hereto:

Annex I:	Resolution of Board of Directors of the Guarantor and authorisation of signatory

IN WITNESS WHEREOF the parties hereto have caused this Guarantee to be executed in four originals in the English language.

SIGNED as a DEED for and on behalf of EUROPEAN INVESTMENT BANK	EXECUTED as a DEED for and on behalf of AUTOLIV INC.

J. Link Director	E. Falvey Senior Legal Counsel	Lars Sjŏbring	Jan Carlson

This 17th day of December 2009, at Stockholm

This 18th day of December 2009, at Luxembourg

Annex I

Resolution of Board of Directors of the Guarantor

and authorisation of signatory